TRANSAMERICA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints MARIJN P. SMIT and DENNIS P. GALLAGHER, his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead, in any and all capacities, and on his or her behalf, with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of Transamerica Inflation-Protected Securities into Transamerica Inflation Opportunities, each a series of Transamerica Funds (the “Trust”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could do in person in his or her capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit the Power of Attorney to be filed as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit	Date: July 26, 2023
Marijn P. Smit, Trustee and Chairperson

/s/ Sandra N. Bane	Date: July 26, 2023
Sandra N. Bane, Trustee

/s/ Leo J. Hill	Date: July 26, 2023
Leo J. Hill, Trustee

/s/ Kathleen T. Ives	Date: July 26, 2023
Kathleen T. Ives, Trustee

/s/ Lauriann C. Kloppenburg	Date: July 26, 2023
Lauriann C. Kloppenburg, Trustee

/s/ Fredric A. Nelson III	Date: July 26, 2023
Fredric A. Nelson III, Trustee

/s/ John E. Pelletier	Date: July 26, 2023
John E. Pelletier, Trustee

/s/ Patricia L. Sawyer	Date: July 26, 2023
Patricia L. Sawyer, Trustee

/s/ John W. Waechter	Date: July 26, 2023
John W. Waechter, Trustee

/s/ Alan F. Warrick	Date: July 26, 2023
Alan F. Warrick, Trustee